Exhibit 99.2
For Release: 10/29/08
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the third quarter 2008
This earnings supplement contains forward-looking statements and information based on management’s current expectations as of the date of this document. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q, changes in the terms of student loans and the educational credit marketplace arising from the implementation of, or changes in, applicable laws and regulations, which may reduce the volume, average term, special allowance payments, and costs of yields on student loans under the FFEL Program or result in loans being originated or refinanced under non-FFEL programs or may affect the terms upon which banks and others agree to sell FFELP loans to the company. In addition, a larger than expected increase in third party consolidations of the company’s FFELP loans could materially adversely affect the company’s results of operations. The company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; the company’s ability to maintain its credit facilities or obtain new facilities; the ability of lenders under the company’s credit facilities to fulfill their lending commitments under those facilities; changes to the terms and conditions of the liquidity programs offered by the Department of Education; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase, or carry education loans; losses from loan defaults; changes in prepayment rates, guaranty rates, loan floor rates, and credit spreads; the uncertain nature of the expected benefits from acquisitions and the ability to successfully integrate operations; and the uncertain nature of estimated expenses that may be incurred and cost savings that may result from the company’s strategic restructuring initiatives. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Additionally, financial projections may not prove to be accurate and may vary materially. Although the company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Condensed Consolidated Statements of Operations

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(dollars in thousands, except share data)

Interest income:
Loan interest	$304,226	297,601	460,103	938,399	1,317,936
Variable-rate floor income	1,580	21,927	597	42,325	597
Amortization of loan premiums and deferred origination costs	(21,338)	(22,842)	(23,449)	(69,584)	(67,142)
Investment interest	9,118	9,116	21,023	29,914	61,231

Total interest income	293,586	305,802	458,274	941,054	1,312,622

Interest expense:
Interest on bonds and notes payable	234,016	232,464	393,875	791,621	1,112,263

Net interest income	59,570	73,338	64,399	149,433	200,359
Less provision for loan losses	7,000	6,000	18,340	18,000	23,628

Net interest income after provision for loan losses	52,570	67,338	46,059	131,433	176,731

Other income:
Loan and guaranty servicing income	30,633	24,904	33,040	81,650	95,116
Other fee-based income	45,887	40,817	38,025	132,617	116,316
Software services income	4,217	4,896	5,426	15,865	17,022
Other income	1,242	1,646	7,028	4,298	14,048
Gain (loss) on sale of loans	—	48	492	(47,426)	3,288
Derivative market value, foreign currency, and put option adjustments	6,085	15,755	18,449	(35,521)	11,866
Derivative settlements, net	789	4,437	(2,336)	45,989	7,100

Total other income	88,853	92,503	100,124	197,472	264,756

Operating expenses:
Salaries and benefits	44,739	43,549	60,545	142,131	182,010
Other expenses	52,332	47,812	52,511	149,744	159,792
Amortization of intangible assets	6,598	6,561	10,885	19,719	24,014
Impairment expense	—	—	49,504	18,834	49,504

Total operating expenses	103,669	97,922	173,445	330,428	415,320

Income (loss) before income taxes	37,754	61,919	(27,262)	(1,523)	26,167
Income tax expense (benefit)	13,969	19,195	(10,664)	1,793	9,906

Income (loss) from continuing operations	23,785	42,724	(16,598)	(3,316)	16,261

Income (loss) from discontinued operations, net of tax	—	981	909	981	(2,416)

Net income (loss)	$23,785	43,705	(15,689)	(2,335)	13,845

Earnings (loss) per share, basic and diluted:
Income (loss) from continuing operations	$0.48	0.87	(0.34)	(0.07)	0.32
Income (loss) from discontinued operations, net of tax	—	0.02	0.02	0.02	(0.04)

Net income (loss)	$0.48	0.89	(0.32)	(0.05)	0.28

Weighted average shares outstanding	49,176,436	49,095,153	49,018,091	49,109,340	49,810,552

Condensed Consolidated Balance Sheets and Financial Data

	As of	As of	As of
	September 30,	December 31,	September 30,
	2008	2007	2007
	(unaudited)		(unaudited)
	(dollars in thousands)
Assets:
Student loans receivable, net	$26,376,269	26,736,122	26,596,123
Cash, cash equivalents, and investments	1,454,881	1,120,838	1,451,772
Goodwill	175,178	164,695	164,695
Intangible assets, net	83,565	112,830	119,242
Other assets	880,122	1,028,298	1,010,632

Total assets	$28,970,015	29,162,783	29,342,464

Liabilities:
Bonds and notes payable	$28,004,835	28,115,829	28,234,147
Other liabilities	355,450	438,075	516,424

Total liabilities	28,360,285	28,553,904	28,750,571

Shareholders’ equity	609,730	608,879	591,893

Total liabilities and shareholders’ equity	$28,970,015	29,162,783	29,342,464

Non-GAAP Performance Measures
In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the Company prepares financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management also evaluates the Company on a non-GAAP performance measure referred to as base net income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results.
Base net income is the primary financial performance measure used by management to develop financial plans, allocate resources, track results, evaluate performance, establish corporate performance targets, and determine incentive compensation. The Company’s board of directors utilizes base net income to set performance targets and evaluate management’s performance. The Company also believes analysts, rating agencies, and creditors use base net income in their evaluation of the Company’s results of operations. While base net income is not a substitute for reported results under GAAP, the Company utilizes base net income in operating its business because base net income permits management to make meaningful period-to-period comparisons by eliminating the temporary volatility in the Company’s performance that arises from certain items that are primarily affected by factors beyond the control of management. Management believes base net income provides additional insight into the financial performance of the core business activities of the Company’s operations.

The following table provides a reconciliation of GAAP net income (loss) to base net income (loss).

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(dollars in thousands, except share data)

GAAP net income (loss)	$23,785	43,705	(15,689)	(2,335)	13,845
Base adjustments:
Derivative market value, foreign currency, and put option adjustments	(6,085)	(15,755)	(18,449)	35,987	(11,866)
Amortization of intangible assets	6,598	6,561	10,885	19,719	24,014
Compensation related to business combinations	477	750	503	2,523	1,456
Variable-rate floor income, net of settlements on derivatives	(1,580)	(14,726)	(597)	(32,360)	(597)

Total base adjustments before income taxes	(590)	(23,170)	(7,658)	25,869	13,007
Net tax effect (a)	218	7,183	2,971	(7,984)	(4,128)

Total base adjustments	(372)	(15,987)	(4,687)	17,885	8,879

Base net income (loss)	23,413	27,718	(20,376)	15,550	22,724
Discontinued operations, net of tax	—	(981)	(909)	(981)	2,416

Base net income (loss), excluding discontinued operations	$23,413	26,737	(21,285)	14,569	25,140

Earnings (loss) per share, basic and diluted:
GAAP net income (loss)	$0.48	0.89	(0.32)	(0.05)	0.28
Total base adjustments	(0.01)	(0.33)	(0.10)	0.36	0.18

Base net income (loss)	0.47	0.56	(0.42)	0.31	0.46
Discontinued operations, net of tax	—	(0.02)	(0.02)	(0.02)	0.04

Base net income (loss), excluding discontinued operations	$0.47	0.54	(0.44)	0.29	0.50

(a)
Beginning in 2008, tax effect is computed using the Company’s consolidated effective tax rate for each applicable quarterly period. In prior periods, tax effect was computed at 38%. The change in the value of the put options for prior periods was not tax effected as this is not deductible for income tax purposes.

Limitations of Base Net Income
While GAAP provides a uniform, comprehensive basis of accounting, for the reasons discussed above, management believes that base net income is an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, base net income is subject to certain general and specific limitations that investors should carefully consider. For example, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. The Company’s base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Investors, therefore, may not be able to compare the Company’s performance with that of other companies based upon base net income. Base net income results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely monitored and used by the Company’s management and board of directors to assess performance and information which the Company believes is important to analysts, rating agencies, and creditors.

Other limitations of base net income arise from the specific adjustments that management makes to GAAP results to derive base net income results. These differences are described below.
Differences between GAAP and Base Net Income
Management’s financial planning and evaluation of operating results does not take into account the following items because their volatility and/or inherent uncertainty affect the period-to-period comparability of the Company’s results of operations. A more detailed discussion of the differences between GAAP and base net income follows.
Derivative market value, foreign currency, and put option adjustments: “Base net income” excludes the periodic unrealized gains and losses that are caused by the change in fair value on derivatives used in the Company’s risk management strategy in which the Company does not qualify for “hedge treatment” under GAAP. Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), requires that changes in fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments primarily used by the Company include interest rate swaps, basis swaps, and cross-currency interest rate swaps. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective. However, the Company does not qualify its derivatives for “hedge treatment” as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. The Company believes these point-in-time estimates of asset and liability values that are subject to interest rate fluctuations make it difficult to evaluate the ongoing results of operations against its business plan and affect the period-to-period comparability of the results of operations. Included in “base net income” are the economic effects of the Company’s derivative instruments, which includes any cash paid or received being recognized as an expense or revenue upon actual derivative settlements. These settlements are included in “Derivative settlements, net” on the attached consolidated statements of operations.
“Base net income” excludes the foreign currency transaction gains or losses caused by the re-measurement of the Company’s Euro-denominated bonds to U.S. dollars. In connection with the issuance of the Euro-denominated bonds, the Company has entered into cross-currency interest rate swaps. Under the terms of these agreements, the principal payments on the Euro-denominated notes will effectively be paid at the exchange rate in effect at the issuance date of the bonds. The cross-currency interest rate swaps also convert the floating rate paid on the Euro-denominated bonds (EURIBOR index) to an index based on LIBOR. Included in “base net income” are the economic effects of any cash paid or received being recognized as an expense or revenue upon actual settlements of the cross-currency interest rate swaps. These settlements are included in “Derivative settlements, net” on the attached consolidated statements of operations. However, the gains or losses caused by the re-measurement of the Euro-denominated bonds to U.S. dollars and the change in market value of the cross-currency interest rate swaps are excluded from “base net income” as the Company believes the point-in-time estimates of value that are subject to currency rate fluctuations related to these financial instruments make it difficult to evaluate the ongoing results of operations against the Company’s business plan and affect the period-to-period comparability of the results of operations. The re-measurement of the Euro-denominated bonds correlates with the change in fair value of the cross-currency interest rate swaps. However, the Company will experience unrealized gains or losses related to the cross-currency interest rate swaps if the two underlying indices (and related forward curve) do not move in parallel.

“Base net income” also excludes the change in fair value of put options issued by the Company for certain business acquisitions. The put options are valued by the Company each reporting period using a Black-Scholes pricing model. Therefore, the fair value of these options is primarily affected by the strike price and term of the underlying option, the Company’s current stock price, and the dividend yield and volatility of the Company’s stock. The Company believes these point-in-time estimates of value that are subject to fluctuations make it difficult to evaluate the ongoing results of operations against the Company’s business plans and affects the period-to-period comparability of the results of operations.
The gains and/or losses included in “Derivative market value, foreign currency, and put option adjustments” on the attached consolidated statements of operations are primarily caused by interest rate and currency volatility, changes in the value of put options based on the inputs used in the Black-Scholes pricing model, as well as the volume and terms of put options and of derivatives not receiving hedge treatment. “Base net income” excludes these unrealized gains and losses and isolates the effect of interest rate, currency, and put option volatility on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the put options and the derivative instruments (but not the underlying hedged item) tend to show more volatility in the short term.
Amortization of intangible assets: “Base net income” excludes the amortization of acquired intangibles, which arises primarily from the acquisition of definite life intangible assets in connection with the Company’s acquisitions, since the Company feels that such charges do not drive the Company’s operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations.
Compensation related to business combinations: The Company has structured certain business combinations in which the consideration paid has been dependent on the sellers’ continued employment with the Company. As such, the value of the consideration paid is recognized as compensation expense by the Company over the term of the applicable employment agreement. “Base net income” excludes this expense because the Company believes such charges do not drive its operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations. If the Company did not enter into the employment agreements in connection with the acquisition, the amount paid to these former shareholders of the acquired entity would have been recorded by the Company as additional consideration of the acquired entity, thus, not having an effect on the Company’s results of operations.
Variable-rate floor income, net of settlements on derivatives: Loans that reset annually on July 1 can generate excess spread income compared with the rate based on the special allowance payment formula in declining interest rate environments. The Company refers to this additional income as variable-rate floor income. The Company excludes variable-rate floor income, net of settlements paid on derivatives used to hedge student loan assets earning variable-rate floor income, from its “base net income” since the timing and amount of variable-rate floor income (if any) is uncertain, it has been eliminated by legislation for all loans originated on and after April 1, 2006, and it is in excess of expected spreads. In addition, because variable-rate floor income is subject to the underlying rate for the subject loans being reset annually on July 1, it is a factor beyond the Company’s control which can affect the period-to-period comparability of results of operations.

Discontinued operations: In May 2007, the Company sold EDULINX. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The Company presents “base net income” excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company.
Impact of Legislative and Restructuring Charges and Loss on Sale of Loans to Base Net Income
Legislative Charges
On September 27, 2007, the President signed into law the College Cost Reduction and Access Act of 2007 (the “Act”). This legislation contains provisions with significant implications for participants in the FFEL Program by cutting funding to the FFEL Program by $20 billion over the next five years as estimated by the Congressional Budget Office. Upon passage of the Act, management evaluated the carrying amount of goodwill and certain intangible assets. Based on the legislative changes and the student loan business model modifications the Company implemented as a result of the legislative changes, the Company recorded an impairment charge of $39.4 million ($24.5 million after tax) during the third quarter of 2007.
During the three month period ended September 30, 2007, the Company also recorded an expense of $15.7 million ($9.7 million after tax) to increase the Company’s allowance for loan losses related to the increase in risk share as a result of the elimination of the Exceptional Performer program.
Restructuring Charges
Legislative
On September 6, 2007, the Company announced a strategic initiative to create efficiencies and lower costs in advance of the anticipated passage of federal legislation impacting the student loan programs in which the Company participates.
During the three month period ended September 30, 2007, the Company recorded charges of $15.0 million ($9.3 million after tax) related to this restructuring.
Capital Markets
The Company has significant financing needs that it meets through the capital markets, including the debt and secondary markets. Since August 2007, these markets have experienced unprecedented disruptions, which are having an adverse impact on the Company’s earnings and financial condition. On January 23, 2008, the Company announced a plan to further reduce operating expenses related to its student loan origination and related businesses as a result of the ongoing disruption in the credit markets.
During 2008, the Company recorded approximately $26 million (approximately $18 million after tax) related to this restructuring.

Loss on Sale of Loans
On March 31, 2008, the Company sold $857.8 million (par value) of federally insured student loans resulting in the recognition of a loss of $30.4 million. In addition, on April 8, 2008, the Company sold $428.6 million (par value) of federally insured student loans. The portfolio of student loans sold on April 8, 2008 was presented as “held for sale” on the March 31, 2008 consolidated balance sheet and was valued at the lower of cost or fair value. As of March 31, 2008, the fair value of this portfolio was $423.7 million. The Company recognized a loss of $17.1 million during the three month period ended March 31, 2008 as a result of marking these loans to fair value. Combined, the Company recorded a loss of $47.5 million ($32.8 million after tax) on the sale of these loans. The portfolios sold on March 31, 2008 and April 8, 2008 were sold for a purchase price of approximately 98% of the par value of such loans. As a result of the disruptions in the debt and secondary markets, the Company sold these loan portfolios in order to reduce the amount of student loans remaining under the Company’s multi-year committed financing facility for FFELP loans which reduced the Company’s exposure related to certain equity support provisions included in this facility.
The following table summarizes the impact of the legislative and restructuring charges and the loss on the sale of loans recognized by the Company to the Company’s non-GAAP performance measure referred to as base net income (see “Non-GAAP Performance Measures.”)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(dollars in thousands, except share data)

Base net income (loss), excluding discontinued operations	$23,413	26,737	(21,285)	14,569	25,140
Legislative charges, net of tax	—	—	34,197	—	34,197
Restructuring charges, net of tax	(3)	(244)	9,310	17,907	9,310
Loss on sale of loans, net of tax	—	—	—	32,770	—

Base net income (loss), excluding discontinued operations, legislative and restructuring charges (net of tax), and loss on sale of loans (net of tax)	$23,410	26,493	22,222	65,246	68,647

Earnings (loss) per share, basic and diluted:
Base net income (loss), excluding discontinued operations	$0.47	0.54	(0.44)	0.29	0.50
Legislative charges, net of tax	—	—	0.70	—	0.69
Restructuring charges, net of tax	—	—	0.19	0.37	0.19
Loss on sale of loans, net of tax	—	—	—	0.67	—

Base net income (loss), excluding discontinued operations, legislative and restructuring charges (net of tax), and loss on sale of loans (net of tax)	$0.47	0.54	0.45	1.33	1.38

Operating Segments
The Company has five operating segments as defined in Statement of Financial Accounting Standards No. 131, Disclosures about Segments of Enterprise and Related Information (“SFAS No. 131”) as follows: Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, Enrollment Services and List Management, Software and Technical Services, and Asset Generation and Management. The Company’s operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. The accounting policies of the Company’s operating segments are the same as those described in the summary of significant accounting policies included in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Intersegment revenues are charged by a segment to another segment that provides the product or service. Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.
The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company as well as the methodology used by management to evaluate performance and allocate resources. Management, including the Company’s chief operating decision maker, evaluates the performance of the Company’s operating segments based on their profitability. As discussed further, management measures the profitability of the Company’s operating segments based on base net income. Accordingly, information regarding the Company’s operating segments is provided based on base net income. The Company’s base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting.
In May 2007, the Company sold EDULINX, a Canadian student loan service provider and subsidiary of the Company. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The operating results of EDULINX were included in the Student Loan and Guaranty Servicing operating segment. The Company presents base net income excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company. Therefore, the results of operations for the Student Loan and Guaranty Servicing segment exclude the operating results of EDULINX for all periods presented.
Fee-based Operating Segments
Historically, the Company generated the majority of its revenue from net interest income earned in its Asset Generation and Management operating segment. In recent years, the Company has made several acquisitions that have expanded the Company’s products and services and has diversified its revenue — primarily from fee-based businesses. The Company currently offers a broad range of pre-college, in-college, and post-college products and services to students, families, schools, and financial institutions. These products and services help students and families plan and pay for their education and students plan their careers. The Company’s products and services are designed to simplify the education planning and financing process and are focused on providing value to students, families, and schools throughout the education life cycle. The Company continues to diversify its sources of revenue, including those generated from businesses that are not dependent upon government programs, reducing legislative and political risk.

Student Loan and Guaranty Servicing
The Student Loan and Guaranty Servicing segment provides for the servicing of the Company’s student loan portfolios and the portfolios of third parties and servicing provided to guaranty agencies. The servicing and business process outsourcing activities include loan origination activities, application processing, borrower updates, payment processing, due diligence procedures, and claim processing. These activities are performed internally for the Company’s portfolio in addition to generating fee revenue when performed for third-party clients. The guaranty servicing, servicing support, and business process outsourcing activities include providing software and data center services, borrower and loan updates, default aversion tracking services, claim processing services, and post-default collection services to guaranty agencies. The following are the primary product and service offerings the Company offers as part of its Student Loan and Guaranty Servicing segment:
•	Origination and servicing of FFELP loans;

•	Servicing of non-federally insured student loans; and

•	Servicing and support outsourcing for guaranty agencies.
Tuition Payment Processing and Campus Commerce
The Tuition Payment Processing and Campus Commerce segment provides products and services to help institutions and education seeking families manage the payment of education costs during the pre-college and college stages of the education life cycle. The Company provides actively managed tuition payment solutions, online payment processing, detailed information reporting, financial needs analysis, and data integration services to K-12 and higher educational institutions, families, and students. In addition, the Company provides customer-focused electronic transactions, information sharing, and account and bill presentment to colleges and universities.
Enrollment Services and List Management
The Enrollment Services and List Management segment provides a wide range of direct marketing products and services to help schools and businesses reach the middle school, high school, college bound high school, college, and young adult market places. In addition, this segment offers products and services that are focused on helping (i) students plan and prepare for life after high school and (ii) colleges recruit and retain students.
Software and Technical Services
The Software and Technical Services segment provides information technology products and full-service technical consulting, with core areas of business in educational loan software solutions, business intelligence, technical consulting services, and Enterprise Content Management (ECM) solutions.
Asset Generation and Management Operating Segments
The Asset Generation and Management segment includes the acquisition, management, and ownership of the Company’s student loan assets. Revenues are primarily generated from the Company’s earnings from the spread, referred to as the Company’s student loan spread, between the yield received on the student loan portfolio and the costs associated with originating, acquiring, financing, servicing, and managing the student loan portfolio. The Company generates student loan assets through direct origination or through acquisitions. The student loan assets are held in a series of education lending subsidiaries designed specifically for this purpose. In addition to the student loan portfolio, all costs and activity associated with the generation of assets, funding of those assets, and maintenance of the debt transactions are included in this segment. This includes derivative activity and the related derivative market value and foreign currency adjustments. The Company is also able to leverage its capital market expertise by providing investment advisory services and other related services to third parties through a licensed broker dealer subsidiary. Revenues and expenses for those functions are also included in the Asset Generation and Management segment.

Segment Operating Results
The tables below reflect base net income for each of the Company’s operating segments. Reconciliation of the segment totals to the Company’s operating results in accordance with GAAP is also included in the tables below.

	Three months ended September 30, 2008
	Fee-Based
	Student	Tuition	Enrollment						“Base net
	Loan	Payment	Services	Software		Asset	Corporate		income”
	and	Processing	and	and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	List	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Management	Services	Based	Management	Overhead	Reclassifications	Results	Operations
	(dollars in thousands)

Total interest income	$304	396	6	—	706	290,039	2,010	(749)	1,580	293,586
Interest expense	—	—	1	—	1	224,272	10,492	(749)	—	234,016

Net interest income (loss)	304	396	5	—	705	65,767	(8,482)	—	1,580	59,570

Less provision for loan losses	—	—	—	—	—	7,000	—	—	—	7,000

Net interest income (loss) after provision for loan losses	304	396	5	—	705	58,767	(8,482)	—	1,580	52,570

Other income (expense):
Loan and guaranty servicing income	30,769	—	—	—	30,769	(136)	—	—	—	30,633
Other fee-based income	—	11,861	29,859	—	41,720	4,167	—	—	—	45,887
Software services income	—	—	—	4,217	4,217	—	—	—	—	4,217
Other income	6	1	—	—	7	(88)	1,323	—	—	1,242
Gain on sale of loans	—	—	—	—	—	—	—	—	—	—
Intersegment revenue	18,402	58	2	1,660	20,122	—	15,671	(35,793)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	—	—	—	6,085	6,085
Derivative settlements, net	—	—	—	—	—	789	—	—	—	789

Total other income (expense)	49,177	11,920	29,861	5,877	96,835	4,732	16,994	(35,793)	6,085	88,853

Operating expenses:
Salaries and benefits	13,876	6,236	5,805	4,161	30,078	1,979	14,162	(1,957)	477	44,739
Restructure expense — severance and contract termination costs	—	—	—	(23)	(23)	1	17	5	—	—
Other expenses	10,632	2,132	20,416	568	33,748	5,354	13,477	(247)	6,598	58,930
Intersegment expenses	11,940	288	1,509	826	14,563	18,200	831	(33,594)	—	—

Total operating expenses	36,448	8,656	27,730	5,532	78,366	25,534	28,487	(35,793)	7,075	103,669

Income (loss) before income taxes	13,033	3,660	2,136	345	19,174	37,965	(19,975)	—	590	37,754
Income tax expense (benefit) (a)	4,823	1,354	790	128	7,095	14,047	(7,391)	—	218	13,969

Net income (loss) from continuing operations	8,210	2,306	1,346	217	12,079	23,918	(12,584)	—	372	23,785
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$8,210	2,306	1,346	217	12,079	23,918	(12,584)	—	372	23,785

(a) Beginning in 2008, the consolidated effective tax rate is used to calculate income taxes for each operating segment.

Three months ended September 30, 2008:
Before Tax Operating Margin — excluding restructure expense	26.3%	29.7%	7.2%	5.5%	19.6%	59.8%

Three months ended September 30, 2007:
Before Tax Operating Margin — excluding restructure expense, impairment expense, and provision for loan losses related to the loss of Exceptional Performer	42.9%	36.3%	7.3%	26.7%	32.3%	49.2%

	Three months ended September 30, 2007
	Fee-Based
	Student	Tuition	Enrollment						“Base net
	Loan	Payment	Services	Software		Asset	Corporate		income”
	and	Processing	and	and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	List	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Management	Services	Based	Management	Overhead	Reclassifications	Results	Operations
	(dollars in thousands)

Total interest income	$1,182	990	110	—	2,282	454,053	1,875	(533)	597	458,274
Interest expense	—	—	1	—	1	384,793	9,614	(533)	—	393,875

Net interest income (loss)	1,182	990	109	—	2,281	69,260	(7,739)	—	597	64,399

Less provision for loan losses	—	—	—	—	—	18,340	—	—	—	18,340

Net interest income (loss) after provision for loan losses	1,182	990	109	—	2,281	50,920	(7,739)	—	597	46,059

Other income (expense):
Loan and guaranty servicing income	32,870	—	—	—	32,870	170	—	—	—	33,040
Other fee-based income	—	10,316	23,471	—	33,787	3,526	712	—	—	38,025
Software services income	—	—	169	5,257	5,426	—	—	—	—	5,426
Other income	—	31	—	—	31	1,673	5,816	—	—	7,520
Gain on the sale of loans	—	—	—	—	—	—	—	—	—	—
Intersegment revenue	22,237	168	(37)	4,805	27,173	—	1,492	(28,665)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	—	—	—	18,449	18,449
Derivative settlements, net	—	—	—	—	—	(4,065)	1,729	—	—	(2,336)

Total other income (expense)	55,107	10,515	23,603	10,062	99,287	1,304	9,749	(28,665)	18,449	100,124

Operating expenses:
Salaries and benefits	21,961	5,312	8,095	6,537	41,905	6,154	9,691	2,292	503	60,545
Restructure expense — severance and contract termination costs	1,231	—	737	58	2,026	1,921	1,009	(4,956)	—	—
Impairment of assets	—	—	11,401	—	11,401	28,291	9,812	—	—	49,504
Other expenses	8,565	2,029	13,809	689	25,092	7,429	19,822	168	10,885	63,396
Intersegment expenses	1,613	(15)	67	147	1,812	20,924	3,433	(26,169)	—	—

Total operating expenses	33,370	7,326	34,109	7,431	82,236	64,719	43,767	(28,665)	11,388	173,445

Income (loss) before income taxes	22,919	4,179	(10,397)	2,631	19,332	(12,495)	(41,757)	—	7,658	(27,262)
Income tax expense (benefit) (a)	8,709	1,588	(3,951)	1,000	7,346	(4,748)	(16,233)	—	2,971	(10,664)

Net income (loss) from continuing operations	14,210	2,591	(6,446)	1,631	11,986	(7,747)	(25,524)	—	4,687	(16,598)
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—	—	909	909

Net income (loss)	$14,210	2,591	(6,446)	1,631	11,986	(7,747)	(25,524)	—	5,596	(15,689)

(a)	Income taxes are based on 38% of net income before tax for the individual operating segment.

	Nine months ended September 30, 2008
	Fee-Based
	Student	Tuition	Enrollment						“Base net
	Loan	Payment	Services	Software		Asset	Corporate		income”
	and	Processing	and	and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	List	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Management	Services	Based	Management	Overhead	Reclassifications	Results	Operations
	(dollars in thousands)

Total interest income	$1,160	1,471	16	—	2,647	892,690	4,781	(1,389)	42,325	941,054
Interest expense	—	—	3	—	3	762,689	30,318	(1,389)	—	791,621

Net interest income (loss)	1,160	1,471	13	—	2,644	130,001	(25,537)	—	42,325	149,433

Less provision for loan losses	—	—	—	—	—	18,000	—	—	—	18,000

Net interest income (loss) after provision for loan losses	1,160	1,471	13	—	2,644	112,001	(25,537)	—	42,325	131,433

Other income (expense):
Loan and guaranty servicing income	81,624	—	—	—	81,624	26	—	—	—	81,650
Other fee-based income	—	35,975	83,148	—	119,123	13,494	—	—	—	132,617
Software services income	—	—	37	15,828	15,865	—	—	—	—	15,865
Other income	44	5	—	—	49	293	3,956	—	—	4,298
Loss on sale of loans	—	—	—	—	—	(47,426)	—	—	—	(47,426)
Intersegment revenue	57,008	242	2	4,993	62,245	—	46,844	(109,089)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	466	—	—	(35,987)	(35,521)
Derivative settlements, net	—	—	—	—	—	55,954	—	—	(9,965)	45,989

Total other income (expense)	138,676	36,222	83,187	20,821	278,906	22,807	50,800	(109,089)	(45,952)	197,472

Operating expenses:
Salaries and benefits	40,365	17,450	18,701	14,031	90,547	6,157	41,581	1,323	2,523	142,131
Restructure expense — severance and contract termination costs	747	—	282	487	1,516	1,845	3,746	(7,107)	—	—
Impairment expense	5,074	—	—	—	5,074	9,351	4,409	—	—	18,834
Other expenses	27,130	6,743	55,863	1,901	91,637	15,793	42,263	51	19,719	169,463
Intersegment expenses	35,040	1,045	4,936	1,562	42,583	57,754	3,019	(103,356)	—	—

Total operating expenses	108,356	25,238	79,782	17,981	231,357	90,900	95,018	(109,089)	22,242	330,428

Income (loss) before income taxes	31,480	12,455	3,418	2,840	50,193	43,908	(69,755)	—	(25,869)	(1,523)
Income tax expense (benefit) (a)	10,542	4,081	1,187	902	16,712	15,889	(22,824)	—	(7,984)	1,793

Net income (loss) from continuing operations	20,938	8,374	2,231	1,938	33,481	28,019	(46,931)	—	(17,885)	(3,316)
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	981	981

Net income (loss)	$20,938	8,374	2,231	1,938	33,481	28,019	(46,931)	—	(16,904)	(2,335)

(a) Beginning in 2008, the consolidated effective tax rate is used to calculate income taxes for each operating segment.

Nine months ended September 30, 2008:
Before Tax Operating Margin — excluding restructure expense, impairment expense, and the loss on sale of loans during the first quarter of 2008	26.7%	33.0%	4.4%	16.0%	20.2%	56.3%

Nine months ended September, 2007:
Before Tax Operating Margin — excluding restructure expense, impairment expense, and provision for loan losses related to the loss of Exceptional Performer	35.6%	36.0%	7.0%	26.9%	27.6%	53.7%

	Nine months ended September 30, 2007
	Fee-Based
	Student	Tuition	Enrollment						“Base net
	Loan	Payment	Services	Software		Asset	Corporate		income”
	and	Processing	and	and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	List	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Management	Services	Based	Management	Overhead	Reclassifications	Results	Operations
	(dollars in thousands)

Total interest income	$4,607	2,670	290	18	7,585	1,301,947	6,230	(3,737)	597	1,312,622
Interest expense	—	7	5	—	12	1,084,792	31,196	(3,737)	—	1,112,263

Net interest income (loss)	4,607	2,663	285	18	7,573	217,155	(24,966)	—	597	200,359

Less provision for loan losses	—	—	—	—	—	23,628	—	—	—	23,628

Net interest income (loss) after provision for loan losses	4,607	2,663	285	18	7,573	193,527	(24,966)	—	597	176,731

Other income (expense):
Loan and guaranty servicing income	94,828	—	—	—	94,828	288	—	—	—	95,116
Other fee-based income	—	31,492	73,341	—	104,833	10,511	972	—	—	116,316
Software services income	—	—	456	16,566	17,022	—	—	—	—	17,022
Other income	11	59	—	—	70	7,617	9,649	—	—	17,336
Gain on the sale of loans	—	—	—	—	—	—	—	—	—	—
Intersegment revenue	58,821	508	891	13,026	73,246	—	7,608	(80,854)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	—	—	—	11,866	11,866
Derivative settlements, net	—	—	—	—	—	(4,950)	12,050	—	—	7,100

Total other income (expense)	153,660	32,059	74,688	29,592	289,999	13,466	30,279	(80,854)	11,866	264,756

Operating expenses:
Salaries and benefits	66,988	15,312	26,486	18,869	127,655	20,600	34,669	(2,370)	1,456	182,010
Restructure expense — severance and contract termination costs	1,231	—	737	58	2,026	1,921	1,009	(4,956)	—	—
Impairment of assets	—	—	11,401	—	11,401	28,291	9,812	—	—	49,504
Other expenses	26,219	6,522	42,957	2,224	77,922	22,940	58,762	168	24,014	183,806
Intersegment expenses	8,681	384	252	550	9,867	59,594	4,235	(73,696)	—	—

Total operating expenses	103,119	22,218	81,833	21,701	228,871	133,346	108,487	(80,854)	25,470	415,320

Income (loss) before income taxes	55,148	12,504	(6,860)	7,909	68,701	73,647	(103,174)	—	(13,007)	26,167
Income tax expense (benefit) (a)	20,956	4,752	(2,607)	3,006	26,107	27,986	(40,059)	—	(4,128)	9,906

Net income (loss) from continuing operations	34,192	7,752	(4,253)	4,903	42,594	45,661	(63,115)	—	(8,879)	16,261
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—	—	(2,416)	(2,416)

Net income (loss)	$34,192	7,752	(4,253)	4,903	42,594	45,661	(63,115)	—	(11,295)	13,845

(a)	Income taxes are based on 38% of net income before tax for the individual operating segment.
Corporate Activity and Overhead in the previous tables primarily includes the following items:
•	Income earned on certain investment activities;

•	Interest expense incurred on unsecured debt transactions;

•	Other products and service offerings that are not considered operating segments; and

•	Corporate activities and overhead functions such as executive management, human resources, accounting and finance, legal, marketing, and corporate technology support.

The adjustments required to reconcile from the Company’s base net income measure to its GAAP results of operations relate to differing treatments for derivatives, foreign currency transaction adjustments, amortization of intangible assets, discontinued operations, and certain other items that management does not consider in evaluating the Company’s operating results. See “Non-GAAP Performance Measures.” The following tables reflect adjustments associated with these areas by operating segment and Corporate Activity and Overhead:

	Student	Tuition	Enrollment
	Loan	Payment	Services	Software	Asset	Corporate
	and	Processing	and	and	Generation	Activity
	Guaranty	and Campus	List	Technical	and	and
	Servicing	Commerce	Management	Services	Management	Overhead	Total
	(dollars in thousands)

	Three months ended September 30, 2008

Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(9,030)	2,945	(6,085)
Amortization of intangible assets	1,165	1,889	3,258	286	—	—	6,598
Compensation related to business combinations	—	—	—	—	—	477	477
Variable-rate floor income, net of settlements on derivatives	—	—	—	—	(1,580)	—	(1,580)
Net tax effect (a)	(432)	(699)	(1,205)	(106)	3,926	(1,266)	218

Total adjustments to GAAP	$733	1,190	2,053	180	(6,684)	2,156	(372)

	Three months ended September 30, 2007

Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(20,017)	1,568	(18,449)
Amortization of intangible assets	1,350	1,434	6,442	287	1,372	—	10,885
Compensation related to business combinations	—	—	—	—	—	503	503
Variable-rate floor income, net of settlements on derivatives	—	—	—	—	(597)	—	(597)
Income (loss) from discontinued operations, net of tax	(909)	—	—	—	—	—	(909)
Net tax effect (a)	(513)	(545)	(2,448)	(109)	7,312	(726)	2,971

Total adjustments to GAAP	$(72)	889	3,994	178	(11,930)	1,345	(5,596)

	Nine months ended September 30, 2008

Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	32,504	3,483	35,987
Amortization of intangible assets	3,586	5,937	9,193	858	145	—	19,719
Compensation related to business combinations	—	—	—	—	—	2,523	2,523
Variable-rate floor income, net of settlements on derivatives	—	—	—	—	(32,360)	—	(32,360)
Income from discontinued operations, net of tax	(981)	—	—	—	—	—	(981)
Net tax effect (a)	(1,182)	(1,954)	(3,045)	(284)	548	(2,067)	(7,984)

Total adjustments to GAAP	$1,423	3,983	6,148	574	837	3,939	16,904

	Nine months ended September 30, 2007

Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(7,801)	(4,065)	(11,866)
Amortization of intangible assets	3,744	4,372	9,797	904	5,197	—	24,014
Compensation related to business combinations	—	—	—	—	—	1,456	1,456
Variable-rate floor income, net of settlements on derivatives	—	—	—	—	(597)	—	(597)
Income (loss) from discontinued operations, net of tax	2,416	—	—	—	—	—	2,416
Net tax effect (a)	(1,423)	(1,661)	(3,723)	(343)	1,216	1,806	(4,128)

Total adjustments to GAAP	$4,737	2,711	6,074	561	(1,985)	(803)	11,295

(a)
Beginning in 2008, tax effect is computed using the Company’s consolidated effective tax rate for each applicable quarterly period. In prior periods, tax effect was computed at 38%. The change in the value of the put options for prior periods (included in Corporate Activity and Overhead) was not tax effected as this is not deductible for income tax purposes.

Student Loans Receivable
Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of the Company’s loan portfolio:

	As of September 30, 2008		As of December 31, 2007		As of September 30, 2007
	Dollars	Percent	Dollars	Percent	Dollars	Percent
	(dollars in thousands)
Federally insured: (a)
Stafford
Originated prior to 10/1/07	$6,780,214	25.7%	$6,624,009	24.8%	$6,683,801	25.1%
Originated on or after 10/1/07	689,097	2.6	101,901	0.4	—	—
PLUS/SLS
Originated prior to 10/1/07	428,037	1.6	414,708	1.5	419,940	1.6
Originated on or after 10/1/07	85,066	0.3	15,233	0.1	—	—
Consolidation
Originated prior to 10/1/07	17,427,448	66.2	18,646,993	69.8	18,824,726	70.9
Originated on or after 10/1/07	316,031	1.2	251,554	0.9	—	—

Non-federally insured	275,520	1.0	274,815	1.0	251,503	0.9

Total	26,001,413	98.6	26,329,213	98.5	26,179,970	98.5

Unamortized premiums and deferred origination costs	423,926	1.6	452,501	1.7	460,167	1.7
Allowance for loan losses:
Allowance — federally insured	(24,366)	(0.1)	(24,534)	(0.1)	(23,907)	(0.1)
Allowance — non-federally insured	(24,704)	(0.1)	(21,058)	(0.1)	(20,107)	(0.1)

Net	$26,376,269	100.0%	$26,736,122	100.0%	$26,596,123	100.0%

(a)
The College Cost Reduction Act reduced the yield on the federally insured loans originated on or after October 1, 2007. As of September 30, 2008, December 31, 2007, and September 30, 2007, $221.6 million, $278.9 million, and $309.0 million, respectively, of federally insured student loans are excluded from the above table as these loans are accounted for as participation interests sold under an agreement with Union Bank. As of September 30, 2008, $172.6 million of the loans accounted for as participation interests sold under this agreement were originated on or after October 1, 2007.

Origination and Acquisition
The Company originates and acquires loans through various methods and channels including: (i) direct-to-consumer channel (in which the Company originates student loans directly with student and parent borrowers), (ii) campus based origination channels, and (iii) spot purchases.
The Company will originate or acquire loans through its campus based channel either directly under one of its brand names or through other originating lenders. In addition to its brands, the Company acquires student loans from lenders to whom the Company provides marketing and/or origination services established through various contracts. Branding partners are lenders for which the Company acts as a marketing agent in specified geographic areas. A forward flow lender is one for whom the Company provides origination services but provides no marketing services or whom simply agrees to sell loans to the Company under forward sale commitments. The following table sets forth the activity of loans originated or acquired through each of the Company’s channels:

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
	(dollars in thousands)

Beginning balance	$25,612,126	26,347,354	25,746,000	26,329,213	23,414,468
Direct channel:
Consolidation loan originations	44	3,284	914,842	69,073	2,815,791
Less consolidation of existing portfolio	(27)	(988)	(537,539)	(28,474)	(1,450,326)

Net consolidation loan originations	17	2,296	377,303	40,599	1,365,465
Stafford/PLUS loan originations	416,721	114,228	426,740	952,050	923,450
Branding partner channel	334,685	127,929	125,220	935,992	583,213
Forward flow channel	114,488	84,216	178,226	517,548	946,342
Other channels	—	—	24,373	55,922	791,087

Total channel acquisitions	865,911	328,669	1,131,862	2,502,111	4,609,557

Repayments, claims, capitalized interest, participations, and other	(633,860)	(585,443)	(192,700)	(1,519,103)	(826,066)
Department of Education participation	263,920	—	—	263,920	—
Consolidation loans lost to external parties	(106,684)	(46,849)	(200,719)	(282,951)	(627,473)
Loans sold	—	(431,605)	(304,473)	(1,291,777)	(390,516)

Ending balance	$26,001,413	25,612,126	26,179,970	26,001,413	26,179,970

The Company has significant financing needs that it meets through the capital markets, including the debt and secondary markets. Since August 2007, these markets have experienced unprecedented disruptions, which has had an adverse impact on the Company’s earnings and financial condition. Since the Company could not determine nor control the length of time or extent to which the capital markets would remain disrupted, it reduced its direct and indirect costs related to its asset generation activities and was more selective in pursuing origination activity, in both the school and direct to consumer channels. Accordingly, in January 2008, the Company suspended Consolidation and private student loan originations and, during the second quarter of 2008, exercised contractual rights to discontinue, suspend, or defer the acquisition of student loans in connection with substantially all of its branding and forward flow relationships. Prior to and in conjunction with exercising this right, during the first quarter of 2008, the Company accelerated the purchase of loans from certain branding partner and forward flow lenders of approximately $511 million.

During July 2008, the Company purchased approximately $440 million of student loans from certain branding partner and forward flow lenders of which such purchases were previously deferred. These loans were financed in the Company’s FFELP warehouse facility prior to the term-out of this agreement.
Student Loan Spread
The following table analyzes the student loan spread on the Company’s portfolio of student loans and represents the spread on assets earned in conjunction with the liabilities and derivative instruments used to fund the assets.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Student loan yield	5.38%	5.65%	7.83%	5.69%	7.87
Consolidation rebate fees	(0.72)	(0.74)	(0.76)	(0.74)	(0.77)
Premium and deferred origination costs amortization	(0.33)	(0.36)	(0.36)	(0.35)	(0.36)

Student loan net yield	4.33	4.55	6.71	4.60	6.74
Student loan cost of funds	(3.29)	(3.25)	(5.65)	(3.50)	(5.54)

Student loan spread	1.04	1.30	1.06	1.10	1.20
Variable-rate floor income, net of settlements on derivatives	(0.02)	(0.23)	(0.01)	(0.17)	—

Core student loan spread	1.02%	1.07%	1.05%	0.93%	1.20

Average balance of student loans	$26,035,006	25,767,123	25,866,660	26,220,486	24,799,585
Average balance of debt outstanding	26,769,955	26,767,459	27,321,874	27,120,342	26,293,342
Operating Expenses

	Three months ended September 30,			Nine months ended September 30,
	2007	2008	$ Change	2007	2008	$ Change
	(dollars in thousands)

Salaries and benefits	$55,757	44,744	(11,013)	177,222	136,422	(40,800)
Other expenses	63,228	58,930	(4,298)	183,638	168,065	(15,573)

Operating expenses, excluding impairment of assets and restructure charges	118,985	103,674	$(15,311)	360,860	304,487	$(56,373)

Impairment of assets	39,444	—		39,444	18,834
Restructure charges	15,016	(5)		15,016	7,107

Total operating expenses	$173,445	103,669		415,320	330,428